[Logo]


                              TO OUR STOCKHOLDERS

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Salant Corporation on Wednesday, June 21, 2002, 10:00 a.m., at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York.

     The information enclosed includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement describes the agenda and procedures of the Annual Meeting as well as specific agenda items. The operations of Salant Corporation may also be discussed. We welcome your comments and hope you will attend the Annual Meeting.

     Whether or not you plan to attend in person, it is important that you return the enclosed proxy card so that your shares will be represented at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting.

     PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

     Thank you.

                                                Sincerely,

                                                /s/ Michael J. Setola

                                                Michael J. Setola
                                                Chairman of the Board and
                                                Chief Executive Officer

April 26, 2002

                               SALANT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2002

                                   ----------

To the Stockholders of Salant Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Salant Corporation ("Salant" or the "Company") will be held at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York on Friday, June 21, 2002, at 10:00 a.m., New York City time, for the following purposes:

     (1) Election of TWO (2) directors to the Board of Directors of the Company, each to hold office until the 2005 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

     (2) Ratifying the appointment of Deloitte & Touche LLP as independent auditors for Salant for the fiscal years ending December 28, 2002, January 3, 2004 and January 1, 2005; and

     (3) Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on Tuesday, April 23, 2002 will be entitled to vote at the Annual Meeting or any postponements or adjournments thereof.

     Whether or not you expect to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy in the accompanying prepaid envelope. You may revoke your proxy at any time before it is voted by filing with the Assistant Secretary of Salant a written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ William R. Bennett

                                        William R. Bennett
                                        Assistant Secretary

New York, New York
April 26, 2002

                               SALANT CORPORATION
                           1114 Avenue of the Americas
                            New York, New York 10036

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to holders of common stock, par value $1.00 per share (the "Common Stock"), of Salant Corporation (the "Company" or "Salant") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 21, 2002 at the Company's offices, 1114 Avenue of the Americas, 36th Floor, New York, New York, 10:00 a.m., New York City time, and at any postponements or adjournments thereof.

Solicitation

     The mailing of this Proxy Statement and proxy card to stockholders of the Company will commence on or about May 3, 2002. A copy of the Annual Report to Stockholders for the fiscal year ended December 29, 2001 (the "2001 Fiscal Year") accompanies this Proxy Statement. The cost of this solicitation will be borne by the Company. In addition to solicitation of proxies by mail, some of the officers, directors, and/or regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph, facsimile or in person. Proxies may also be solicited by Mellon Investor Services LLC at a cost of approximately $6,000 plus out-of-pocket expenses. The Company will, upon request, reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in forwarding proxy material to their principals. The Company's principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 221-7500.

Voting Procedures

     Only stockholders of record on April 23, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding and entitled to vote 9,901,140 shares of Common Stock held by 971 stockholders of record. For information regarding the current ownership of Common Stock by the Company's principal stockholders and management, see "Voting Securities and Principal Holders" and "Directors and Executive Officers" herein.

     Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. On matters brought before the Annual Meeting as to which a choice has been specified by stockholders on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the TWO nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for Salant for the fiscal years ending December 28, 2002, January 3, 2004 and January 1, 2005. The directors listed in this Proxy Statement will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The appointment of Deloitte & Touche LLP as independent auditors will be ratified by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting. Other business, if any, brought before the Annual Meeting shall be voted FOR or AGAINST by the persons designated to vote the proxies as they, in their discretion, determine. Abstentions and broker non-votes will have no effect on the outcome of the proposals since the directors will be elected by a plurality of the votes cast at the Annual Meeting and the auditors will be ratified by a majority of the votes cast at the Annual Meeting.

     Under Delaware law, stockholders will not have appraisal rights or similar rights in connection with any proposal set forth in this Proxy Statement.

Revocation of Proxies

     A stockholder may revoke their proxy by delivering notice in writing, or a properly executed proxy bearing a later date, to the Assistant Secretary of the Company, or by attending the Annual Meeting and giving notice to the Assistant Secretary of their intention to vote in person, at any time before their proxy is voted.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the number of directors of the Company shall not be less than three nor more than ten members, and that the Board be divided into three classes, with the members of each class serving staggered three-year terms. Salant's Board presently consists of five (5) members, as follows: Class One director, Talton
R. Embry, whose term expires in 2003 (the "Class One Director"); Class Two directors, G. Raymond Empson and Ben Evans, whose terms expire in 2004 (the "Class Two Directors"); and Class Three directors, Rose Peabody Lynch and Michael J. Setola, whose terms expire in 2002 (and if re-elected at the Annual Meeting, in 2005) (the "Class Three Directors").

     At the Annual Meeting, the stockholders will elect two directors to serve as Class Three Directors. The Class Three Directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2005 or until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. In the event any nominee is unwilling to serve as a Class Three Director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company.

     Set forth below is a brief biography of each nominee for election as a Class Three Director, each of whom currently serves as a director of the Company, and of all other members of the Board who will continue in office.

Nominee Directors

     Rose Peabody Lynch, age 52, a director nominee, was appointed as a member of the Board on May 11, 1999. Ms. Lynch has served as the President of Marketing Strategies, LLC, a marketing strategy consulting firm based in New York City since 1999 when she founded the firm. From 1996 to 1999 Ms. Lynch was an independent consultant. From 1993 to 1996 Ms. Lynch was the Vice President and General Merchandise Manager of Victoria's Secret Bath and Fragrance in Columbus, Ohio. Prior to that, Ms. Lynch was President of Trowbridge Gallery, from 1989 to 1993. From 1987 to 1989 Ms. Lynch was President of Danskin, Inc. From 1982 to 1987 Ms. Lynch held marketing director positions at Elizabeth Arden and Charles of the Ritz.

     Michael J. Setola, age 43, a director nominee, was appointed as a member of the Board and its Chairman on December 29, 1998, at which time he was also appointed Chief Executive Officer of the Company. Prior to that time, Mr. Setola served as President of Salant's Perry Ellis Division since January 1994 and President of Salant's Children's Division from October 1991 to January 1994.

Vote Required and Board of Directors' Recommendation

     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the results of the vote.

     The Board of Directors Recommends a Vote FOR the Election of Rose Peabody Lynch and Michael J. Setola as Class Three Directors for Terms Ending at the 2005 Annual Meeting of Stockholders. Proxies will be Voted FOR the Election of Rose Peabody Lynch and Michael J. Setola Unless Otherwise Specified in the Proxy.

Continuing Directors

     Talton R. Embry, age 55, a Class One Director, was appointed as a member of the Board on May 11, 1999. Mr. Embry has served as the Chairman and Chief Investment Officer of Magten Asset Management Corp. ("Magten") since 1997, and as Chief Investment Officer of Magten since 1978. From 1978 to 1997, Mr. Embry also served as President of Magten. Mr. Embry is also a director of BDK Holdings, Inc., First Union Real Estate Equity & Mortgage Investments and Imperial Parking Corporation.

     G. Raymond Empson, age 64, a Class Two Director, was appointed as a member of the Board on May 11, 1999. Mr. Empson has served as the Chief Executive Officer, President and director of Keep America Beautiful, Inc., a non-profit, public education organization dedicated to the enhancement of American communities through beautification, litter prevention, recycling and neighborhood improvement programs since 1997. Prior to that, from 1994 to early 1997, Mr. Empson was an independent business consultant to institutional investors, boards of directors and corporate management with respect to strategic and operational issues. From 1991 to 1994, he was President and Chief Executive Officer of Collection Clothing Corp. Prior to that, until 1990, Mr. Empson was President and Chief Executive Officer of Gerber Childrenswear, Inc. From 1976 to 1986, he was Executive Vice President of Buster Brown Apparel, Inc.

     Ben Evans, age 72, a Class Two Director, was appointed as a member of the Board on May 11, 1999. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, concentrating in the bankruptcy area. He became a partner at that firm in 1968. From 1978 through 1989, Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors' committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. Mr. Evans is also a director of Hampton Industries, Inc. and Factory Card Outlet Corp.

Meetings of the Board of Directors and the Committees

     During the 2001 Fiscal Year, there were four meetings of the Board. During the 2001 Fiscal Year, none of the directors attended fewer than 75 percent of the aggregate number of meetings held by (i) the Board during the period that he or she served as a director, and (ii) the committees of which he or she was a member during the period that he or she served on these committees.

     The Board has established six standing committees to assist it in the discharge of its responsibilities.

     The Executive Committee did not formally meet during the 2001 Fiscal Year. The members of this Committee are Mr. Setola (Chairperson) and Mr. Embry. The Committee, to the extent permitted by law, may exercise all the power of the Board during intervals between meetings of the Board.

     The Audit Committee met six times during the 2001 Fiscal Year. The members of the Committee are Mr. Evans (Chairperson), Mr. Empson and Ms. Lynch. The Committee meets independently with representatives of the Company's independent auditors and reviews the general scope of their work and the results thereof. In addition, the Committee reviews the Company's financial statements and other documents submitted to stockholders and regulators, and affirms the independence of the independent auditors. The Committee also reviews the fees charged by the independent auditors and matters relating to internal control systems, and meets periodically with the Company's Chief Financial Officer. The Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent auditors and for recommending to the Board the selection of Salant's independent auditors.

     The Compensation Committee did not formally meet during the 2001 Fiscal Year. The members of the Committee are Mr. Embry (Chairperson), Mr. Empson and Ms. Lynch. The Committee is responsible for reviewing and recommending to the Board compensation for officers and certain other management employees.

     The Stock Plan Committee met once during the 2001 Fiscal Year. The members of the Committee are Mr. Embry (Chairperson), Mr. Empson and Ms. Lynch. The Committee is responsible for administering and granting awards under the Company's Stock Award and Incentive Plan.

     The Nominating Committee did not formally meet during the 2001 Fiscal Year. The members of the Committee are Ms. Lynch (Chairperson) and Mr. Evans. The Committee is responsible for proposing nominees for director for election by the stockholders at each Annual Meeting and proposing candidates to fill any vacancies on the Board. Although there are no formal procedures for stockholders to make recommendations for committee appointments or recommendations for nominees to the Board, the Board will consider recommendations from stockholders, which should be addressed to William R. Bennett, the Company's Assistant Secretary, at the Company's address set forth on the first page of this Proxy Statement.

     The Qualified Plan Committee met five times during the 2001 Fiscal Year. The members of the Committee are Mr. Empson (Chairperson) and Ms. Lynch. The Committee is responsible for overseeing the administration of the Company's pension and savings plans.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board serves as an independent and objective party, on behalf of the Board, for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter, which was approved by the Board on May 9, 2000. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company's independent accountants and auditors, Deloitte & Touche LLP, are responsible for expressing an opinion as to whether the audited financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The Audit Committee met six times during 2001.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

     2. The Audit Committee has discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

     3. The Audit Committee has received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence from management and the Company, and considered the compatibility of non-audit services with the accountant's independence; and

     4. Based on the review and discussions referred to in paragraphs 1. through 3. above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended December 29, 2001, for filing with the Securities and Exchange Commission.

     The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                                Audit Committee

                                                Ben Evans, Chairperson
                                                G. Raymond Empson
                                                Rose Peabody Lynch

                               EXECUTIVE OFFICERS

     The following table sets forth certain information, as of April 23, 2002 with respect to the executive officers of Salant:

                                                                                          Officer of
Name                              Age    Positions and Offices                           Salant Since
----                              ---    ---------------------                           ------------
Michael J. Setola ............    43     Chairman of the Board and                      December 1998
                                         Chief Executive Officer

Awadhesh K. Sinha ............    56     Chief Operating Officer and                      July 1999
                                         Chief Financial Officer                        February 1999

William O. Manzer ............    49     President of Perry Ellis Menswear Division        May 2000

Jerry J. Kwiatkowski .........    40     Executive Vice President of Design                May 1999

Howard Posner ................    46     Executive Vice President of Sourcing              May 1999

     Biographical information concerning the executive officers (except Michael
J. Setola) is set forth below. Biographical information concerning Michael J. Setola is set forth under the caption "Proposal No. 1 -- Election of Directors".

     Awadhesh K. Sinha was elected Chief Financial Officer of Salant in February 1999 and to the additional office of Chief Operating Officer in July 1999. Prior to this time, Mr. Sinha was Executive Vice President of Operations and Chief Financial Officer of the Perry Ellis Division since 1998, Executive Vice President and Chief Financial Officer of the Perry Ellis Division since 1992, and Vice President of Finance of the Manhattan Industries Group since 1983. Mr. Sinha joined the Company as a Division Controller in 1981.

     William O. Manzer was appointed President of the Perry Ellis Menswear Division in May, 2000. Prior to this time, Mr. Manzer was Executive Vice President of Merchandising for the Company as of May, 1999 and Executive Vice President of Merchandising of the Perry Ellis Division since January, 1995.

     Jerry J. Kwiatkowski was appointed Executive Vice President of Design for the Company in May, 1999. Prior to this, Mr. Kwiatkowski was Vice President of Design for the Perry Ellis Division since June 1994.

     Howard Posner was appointed Executive Vice President of Sourcing for the Company in May, 1999. Prior to this, Mr. Posner was Executive Vice President of Global Sourcing for the Company since 1996, and Executive Vice President of Dress Shirt Sourcing for the Company since 1992.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth certain information as of April 23, 2002 with respect to each person or group who is known to the Company, in reliance on
Schedule 13D and 13G filings with the Securities and Exchange Commission (the "SEC"), to be the "beneficial owner" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of Salant Common Stock.

                    BENEFICIAL OWNERS OF MORE THAN 5% OF THE
                    OUTSTANDING SHARES OF SALANT COMMON STOCK

Name and Address                                                       Amount and Nature of           Percent of
of Beneficial Owner                                                    Beneficial Ownership            Class(1)
-------------------                                                    --------------------           ----------
Magten Asset Management Corp. ....................................           5,984,850(2)(3)             60.4%(2)(3)
 35 E. 21st Street
 New York, NY 10010

General Motors Investment Management Corp. .......................           2,545,042(3)                25.7%(3)
 767 Fifth Avenue
 New York, NY 10153

High River Limited Partnership ...................................           1,807,898(4)                18.3%(4)
 100 South Bedford Road
 Mount Kisco, NY 10549

Riverdale LLC ....................................................                    (4)                     (4)
 100 South Bedford Road
 Mount Kisco, NY 10549

Carl C. Icahn ....................................................                    (4)                     (4)
 C/O Icahn Associates Corporation
 767 Fifth Avenue, 47th Floor
 New York, NY 10153

Pichin Corporation Master Trust for TWA Retirement Plans .........             886,693(5)                 9.0%(5)
 767 Fifth Avenue
 New York, NY 10153

----------
(1) This percentage is calculated on the basis of 9,901,140 shares outstanding as of April 23, 2002.

(2) Magten Asset Management Corp. ("Magten"), a Delaware corporation, is a registered investment adviser, and has investment discretion over certain managed accounts of its investment advisory clients and certain private investment funds for which it serves as general partner or investment manager. Investment advisory clients, on whose behalf the shares are held in managed accounts, have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of shares. Mr. Talton R. Embry, a managing director and the sole shareholder of Magten, is a director of the Company and has investment discretion over various pension plans of Magten. As of April 23, 2002, Magten and Mr. Embry are deemed to beneficially own 5,974,342 (60.3%) and 5,984,850 (60.4%) shares of Common Stock (respectively). All shares are held by managed accounts. Magten is an investment manager of one or more employee benefit plans of General Motors Corporation (the "GM Plans"), its subsidiaries and unrelated employers which comprises 2,545,042 of the 5,974,342 shares beneficially owned by Magten. The Common Stock deemed to be beneficially owned by Magten and Mr. Embry is held for investment purposes. Notwithstanding the foregoing, Mr. Embry is a member of the Board of Directors of the Company and as such has had discussions with management. Mr. Embry and Magten have not entered into any agreements or arrangements relating to the Common Stock. Of the amount shown above, Mr. Embry holds sole voting power and sole dispositive power as to 10,508 shares of Common Stock and Magten holds sole voting power and sole dispositive power as to no shares of Common Stock. Mr. Embry and Magten have the shared power to vote or direct the vote of 4,292,783 shares. Mr. Embry and Magten have shared dispositive power as to 5,984,850 shares. Pursuant to SEC Rule 13(d)-4 under the Securities Exchange Act of 1934, Mr. Embry and Magten have declared that filings made thereunder shall not be construed as an admission that each is the beneficial owner of the Common Stock. Share information is furnished in reliance on Schedule 13D/A dated March 5, 2002 and Form 4 dated April 10, 2002 of Magten filed with the SEC.

(3) General Motors Trust Company, as trustee for General Motors Employees Global Group Pension Trust (the "GM Trust") was formed under and for the benefit of the GM Plans. General Motors Investment Management Corporation ("GMIMCo") is a registered investment adviser, and has the responsibility to select and terminate investment managers with respect to the GM Plans. One such investment manager is Magten. GMIMCo and Magten have discretionary authority over the assets of the GM Plans which they manage including voting and investment power with respect to the Company's shares. Of the 5,974,342 shares deemed to be beneficially owned by Magten, GMIMCo shares voting and dispositive power with respect to 2,545,042 shares. Pursuant to SEC Rule 13(d)-4 under the Securities Exchange Act of 1934, the GM Trust and GMIMCo have declared that filings made thereunder shall not be construed as an admission that each is the beneficial owner of the Common Stock. Share information, relating to the GM Trust and GMIMCO, is furnished in reliance on the Schedule 13G dated February 14, 2002 filed with the SEC, which represents holdings as of December 31, 2001.

(4) High River Limited Partnership ("High River") has the sole power to vote and dispose of the 1,807,898 shares of Common Stock beneficially owned by it. High River does not share the power to vote or to direct the vote of, or the power to dispose or to direct the disposition of, the Common Stock owned by it. Riverdale LLC ("Riverdale") as general partner of High River, may be deemed, for purposes of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of, the 1,807,898 shares of Common Stock owned by High River. Mr. Carl C. Icahn, as the sole member of Riverdale, may be deemed, for the purpose of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of the 1,807,898 shares of Common Stock owned by High River. Share information is furnished in reliance on the Schedule 13G dated July 26, 1999 of High River filed with the SEC, which represents holdings as of July 26, 1999.

(5) Pichin Corp. Master Trust for TWA Retirement Plans ("Pichin") has the authority to vote and dispose of the Company's shares. Share information is furnished in reliance on the Schedule 13G dated February 18, 2000 of Pichin, New Generations Advisors, Inc. and ACF Industries Inc. Master Trust and on Schedule 13G/A dated February 14, 2002 of New Generations Advisers, Inc. filed with the SEC. The forementioned parties have previously stated that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" under SEC Rule 13(d)-3.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of April 23, 2002 with respect to the beneficial ownership of Common Stock by each of the directors of the Company, the Chief Executive Officer and each of the four most highly compensated other executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group.

                 Beneficial Ownership of Salant Common Stock by
                   Directors and Executive Officers of Salant

                                                                           Amount and Nature of      Percent of
Name of Beneficial Owner                                                 Beneficial Ownership(1)      Class(2)
------------------------                                                 -----------------------     ----------
Talton R. Embry .....................................................           5,984,850(3)            60.4%

Michael J. Setola ...................................................             311,868(4)             3.1%

Awadhesh K. Sinha ...................................................             128,848(5)             1.3%

William O. Manzer ...................................................              56,667(6)               *

Howard Posner .......................................................              53,334(6)               *

Jerry J. Kwiatkowski ................................................              51,667(6)               *

G. Raymond Empson ...................................................               4,000(6)               *

Ben Evans ...........................................................               4,000(6)               *

Rose Peabody Lynch ..................................................               4,000(6)               *

All directors and executive officers as a group (9 persons) .........           6,599,234(7)            63.0%

----------
*    Represents less than one percent.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person currently has the right to acquire, or will have the right to acquire, within 60 days following April 23, 2002. Stock Options expire ten years from the date of grant or earlier, due to the separation of the grantee from the Company, as defined in the Salant Corporation 1999 Stock Award and Incentive Plan.

(2) As of April 23, 2002, there were 9,901,140 shares outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person or persons has the right to acquire within 60 days following April 23, 2002 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(3) This amount includes 5,974,342 shares beneficially owned by Magten Asset Management Corporation. Mr. Embry disclaims beneficial ownership of any shares of Common Stock held by Magten Asset Management Corporation.

(4) This amount includes 21,591 shares held directly and 290,277 shares issuable upon the exercise of stock options which Mr. Setola has the right to acquire within 60 days following April 23, 2002.

(5) This amount includes 22,181 shares held directly and 106,667 shares issuable upon the exercise of stock options which Mr. Sinha has the right to acquire within 60 days following April 23, 2002.

(6) This amount represents shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following April 23, 2002.

(7) The 6,599,234 shares held by all directors and executive officers of Salant include (i) 6,028,623 shares held directly by, or attributable to, directors and executive officers and (ii) 570,611 shares issuable upon the exercise of stock options held by all directors and executive officers that are exercisable on, or may become exercisable within sixty days following April 23, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based on the Company's review of the copies of such reports received by the Company, the Company believes that for the 2001 Fiscal Year, all
Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with.

                             DIRECTORS COMPENSATION

     Directors who are not employees of Salant are paid an annual retainer of $13,000 and an additional fee of $600 for attendance at each meeting of the Board or of a committee of the Board (other than the Executive Committee) as well as $5,000 per year for service on the Executive Committee, $3,000 per year for service on the Audit Committee, $2,000 per year for service on the Compensation Committee, $2,000 per year for service on the Qualified Plan Committee, $2,000 per year for service on the Stock Plan Committee, and $1,000 per year for service on the Nominating Committee. In addition, the Chairperson of each Committee is paid an annual fee of $1,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded or earned for fiscal years 1999 through 2001 for services in all capacities to the Company by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                         Annual                   Compensation
                                                                     Compensation(1)          Number of Securities
                                                              -----------------------------    Underlying Options      All Other
Name                  Principal Positions                     Year   Salary ($)   Bonus ($)         Granted         Compensation ($)
----                  -------------------------------------   ----   ----------   ---------   --------------------  ----------------
Michael J. Setola     Chairman of the Board                   2001     773,558           0           37,500              46,260(3)
                        and Chief Executive Officer
                      Chairman of the Board                   2000     699,038     700,000                0              46,260(3)
                        and Chief Executive Officer
                      Chairman of the Board                   1999     664,109     780,000          277,777              89,805(4)
                        and Chief Executive Officer(2)

Awadhesh K. Sinha     Chief Operating Officer                 2001     400,000           0           20,000              10,260(5)
                        and Chief Financial Officer
                      Chief Operating Officer                 2000     349,520     210,000                0              10,260(5)
                        and Chief Financial Officer
                      Chief Operating Officer                 1999     312,822     260,000          100,000              10,160(5)
                        and Chief Financial Officer(6)

William O. Manzer     President of Perry Ellis Menswear       2001     425,000           0           20,000               4,800(5)
                      President of Perry Ellis Menswear(7)    2000     310,962     175,000                0               4,150(5)
                      Executive Vice President of             1999     351,044     175,000           50,000               4,800(5)
                        Merchandising

Howard Posner         Executive Vice President of Sourcing    2001     296,923           0           10,000               8,820(5)
                      Executive Vice President of Sourcing    2000     277,692      98,000                0               8,720(5)
                      Executive Vice President of             1999     266,977     192,500           50,000               8,720(5)
                        Global Sourcing(8)

Jerry J. Kwiatkowski  Executive Vice President of Design      2001     326,923           0            5,000               6,000(5)
                      Executive Vice President of Design      2000     308,462     108,500                0               8,054(5)
                      Executive Vice President of Design(9)   1999     295,904     165,000           50,000                   0

----------
(1)  Includes amounts earned in fiscal year, whether or not deferred.

(2)  Mr. Setola was appointed Chief Executive Officer in December, 1998.

(3) Consists of (i) housing allowance of $36,000, (ii) auto allowance and (iii) matching contributions under the Company's Long Term Savings and Investment Plan (the "Savings Plan")

(4) Consists of (i) housing allowance of $35,446, (ii) auto allowance, (iii) costs of $44,199 associated with retention of legal counsel for Mr. Setola relating to employment agreement negotiations and (iv) matching contributions under the Savings Plan.

(5) Consists of (i) auto allowance and (ii) matching contributions under the Savings Plan.

(6) Mr. Sinha was appointed Chief Financial Officer in February, 1999 and Chief Operating Officer in July, 1999.

(7)  Mr. Manzer was appointed President of Perry Ellis Menswear in May, 2000.

(8)  Mr. Posner was appointed Executive Vice President of Sourcing in May, 1999.

(9)  Mr. Kwiatkowski was appointed Executive Vice President of Design in May,
     1999.

Option Grants for Fiscal Year 2001

     The following table sets forth information with respect to stock option grants to each of the Named Executive Officers during the last completed fiscal year.

                        Option Grants in Fiscal Year 2001
                                Individual Grant

                                                                                                   Potential Realizable
                                                                                                  Value at Assumed Annual
                                    Number of                                                      Rates of Stock Price
                                    Securities         % of Total                                     5%           10%
                                    Underlying      Options Granted                               ----------   ----------
                                     Options        to Employees in      Option      Expiration         Appreciation
Name                                 Granted          Fiscal Year         Price         Date         for Option Term(1)
----                                ----------      ---------------      ------      ----------   -----------------------
Michael J. Setola ............        37,500(2)           17.2%           $1.64       11/29/11     $38,677      $98,015

Awadhesh K. Sinha ............        20,000(2)            9.2%            1.64       11/29/11      20,627       52,274

William O. Manzer ............        20,000(2)            9.2%            1.64       11/29/11      20,627       52,274

Howard Posner ................        10,000(2)            4.6%            1.64       11/29/11      10,314       26,137

Jerry J. Kwiatkowski .........         5,000(2)            2.3%            1.64       11/29/11       5,157       13,069

----------
(1) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

(2) These options were granted on November 29, 2001 with an exercise price per share equal to the fair market value on the date of grant ($1.64). The options become vested and exercisable with respect to 331/3 percent of the shares covered thereby on November 29, 2001 and an additional 331/3 percent on each of November 29, 2002 and November 29, 2003. The options will become immediately fully vested and exercisable in the event of a Change in Control of the Company (as such term is defined in the Stock Award and Incentive Plan).

Option Exercises and Values for Fiscal Year 2001

     None of the Named Executive Officers exercised any stock options during fiscal year 2001.

     The following table sets forth, as of December 29, 2001, for each of the Named Executive Officers, (i) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) held at December 29, 2001 and (ii) the value of such options which were in-the-money at December 29, 2001 (based on the difference between the closing price of the Common Stock on December 28, 2001, the last trading day of the fiscal year ended December 29, 2001 and the exercise price of the option). The Company has not issued any stock appreciation rights.

                 AGGREGATED FISCAL YEAR-END 2001 OPTION VALUES

                                 Number of Securities Underlying        Value of Unexercised
                                       Unexercised Options              In-the-Money Options
                                       at Fiscal Year-End              at Fiscal Year-End(1)
                                 -------------------------------   ------------------------------
Name                              Exercisable     Unexercisable     Exercisable     Unexercisable
----                             -------------   ---------------   -------------   --------------
Michael J. Setola ............      290,277           25,000           $2,000          $4,000

Awadhesh K. Sinha ............      106,667           13,333            1,067           2,133

William O. Manzer ............       56,667           13,333            1,067           2,133

Howard Posner ................       53,333            6,667              533           1,067

Jerry J. Kwiatkowski .........       51,667            3,333              267             533

----------
(1) The closing price of the Common Stock on December 28, 2001, the last trading day of the 2001 Fiscal Year, was $1.80 per share.

Salant Corporation Retirement Plan

     Salant sponsors the Salant Corporation Retirement Plan (the "Retirement Plan"), a noncontributory, final average pay, defined benefit plan. A participant becomes vested upon completion of 5 years of service. The Retirement Plan provides pension benefits and benefits to surviving spouses of participants who die prior to retirement. The following table shows the annual pension benefits which would be payable to members of the Retirement Plan at normal retirement after specific periods of service at selected salary levels, assuming the continuance of the Retirement Plan.

      Estimated Annual Pension Payable to Member Upon Retirement at Age 65

 Average Annual Compensation in
 Highest Five Consecutive Years                 Number of Years of Service(2)
 of the Last 15 Years Preceding   -----------------------------------------------------
         Retirement(1)               10         20          25          30         35
-------------------------------   -------    -------     -------     -------    -------
           $ 60,000               $ 4,374    $ 8,748     $10,935     $13,123    $15,310
             80,000                 6,874     13,748      17,185      20,623     24,060
            100,000                 9,374     18,748      23,435      28,123     32,810
            120,000                11,874     23,748      29,685      35,623     41,560
            150,000                15,624     31,248      39,060      46,873     54,685
            180,000                18,124     36,248      45,310      54,373     63,435
            200,000                18,124     36,248      45,310      54,373     63,435

----------
(1) Effective from 1989 through 1993, no more than $200,000 of compensation (adjusted for inflation) may be recognized for the purpose of computing average annual compensation. Subsequent to 1993, no more than $150,000 of compensation (adjusted for inflation) may be recognized for such purpose.

(2) Messrs. Setola, Sinha, Posner, Kwiatkowski and Manzer have, respectively, 10 years, 20 years, 23 years, 8 years, and 7 years of credited service under the Retirement Plan.

(3) The estimated pension amounts payable to members upon retirement are computed based on a life annuity payable at age 65 and are not subject to any deduction for social security amounts due the employee.

Certain Employment Agreements

     The Setola Agreement. On December 29, 1998 the Company entered into an employment agreement with Michael J. Setola, Chairman and Chief Executive Officer of the Company, effective May 11, 1999 (the "Setola Agreement"). Pursuant to the terms of the Setola Agreement, Mr. Setola serves as the Chairman of the Board and Chief Executive Officer of the Company through December 31, 2000. Thereafter, the term of employment is automatically renewed for successive one year terms, unless notice by either party shall have been given within one hundred eighty (180) days prior to the expiration of the then existing term. The Setola Agreement was automatically renewed through December, 2002. The Setola Agreement provided for the payment of a base salary in the amount of $700,000 for 2000. For each year following 2000 that the term of Mr. Setola's employment under the Setola Agreement is automatically renewed, the annual base salary shall be equal to the base salary in effect for the immediately preceding year plus $75,000.

     For 2000 and beyond, the Setola Agreement provides that Mr. Setola is entitled to receive an annual bonus: (i) if the Company attains 100% of its projected earnings as set forth in its business plan for a fiscal year (the "Targeted Earnings"), in an amount equal to 100% of his salary for such fiscal year; (ii) if the Company exceeds 100% of the Targeted Earnings for a fiscal year, in an amount equal to the sum of (A) 100% of his salary for such fiscal year plus (B) 1% of his salary for each full 1% by which the Company exceeds the Targeted Earnings; (iii) if the Company exceeds 90% but does not attain at least 100% of its Targeted Earnings, in an amount equal to (A) 100% of his salary for such fiscal year minus (B) 2% of his salary for such fiscal year for each full 1% by which the Company's performance for that fiscal year is less than the Targeted Earnings; and (iv) if the Company attains 90% of its Targeted Earnings, in an amount equal to 80% of his salary for such fiscal year. No portion of any such bonus is guaranteed. Any bonus earned by Mr. Setola during the Company's fiscal year will be paid to Mr. Setola within 90 days following the close of such year. In accordance with the foregoing, no bonus in respect of the Company's 2001 Fiscal Year was paid to Mr. Setola.

     If Mr. Setola's employment is terminated prior to the end of any fiscal year other than as a result of a "change of control" (as defined in the Setola Agreement), the amount of Mr. Setola's annual bonus will be calculated on the basis of the results of the full fiscal year and prorated based upon the proportion that the number of months of employment completed during the fiscal year bears to 12.

     In accordance with the Setola Agreement, in 1999 Mr. Setola received a grant of options to purchase 2.5% of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis. The options: (i) have an exercise price per share of $4.125; (ii) became fully vested on December 31, 2000; and (iii) have a duration of 10 years. Upon a "change of control" during the period that Mr. Setola shall be employed by the Company then to the extent that the aggregate value derived by Mr. Setola from the options is less than an amount equal to the greater of (A) 0.8% of the aggregate value of the consideration received by the Company or its shareholders in connection with the "change of control" and (B) $675,000, the Company shall immediately after the "change of control," make a lump sum cash payment to Mr. Setola equal to such difference, but such amount shall be reduced pro rata based on the number of shares of Common Stock acquired upon any exercise of an option and sold or otherwise disposed of by Mr. Setola prior to such "change of control."

     The Setola Agreement provides that if Mr. Setola's employment is terminated
(i) by the Company without "cause" or other than as a result of death or "disability" or (ii) by Mr. Setola for "good reason," Mr. Setola shall be entitled to: (A) base salary through the date of termination; (B) base salary at the annualized rate then in effect from the date of termination until (1) in the event that termination shall occur prior to a "change of control," the 12-month anniversary of the date of termination, or (2) in the event termination shall occur after a "change of control," the earlier of (x) the 12-month anniversary of the date of termination and (y) December 31, 2000 (the "Setola Severance Period"); (C) pro-rated bonus; (D) continued participation in Company benefit plans during the Setola Severance Period; (E) the right to exercise each stock option then held by Mr. Setola, each of which shall remain exercisable until the earlier of (1) 6 months following the date of termination and (2) the remainder of the exercise period of each such option; and (F) any other amounts earned, accrued or owing to Mr. Setola through the date of termination but not yet paid under the Setola Agreement.

     The Sinha Agreement. On February 1, 1999 the Company entered into an employment agreement with Mr. Sinha which was amended by letter agreements dated July 1, 1999 and March 28, 2001 (collectively, the "Sinha Agreement") which provides for his employment as Chief Operating Officer and Chief Financial Officer of the Company, effective February 1, 1999 through December 31, 2001. Thereafter, the term of employment is automatically renewed for successive one year terms, unless notice by either party shall have been given within one hundred eighty (180) days prior to the expiration of the then existing term. The Sinha agreement was automatically renewed through December, 2002. The Sinha Agreement provides for the payment of a base salary in the amount of $325,000 per annum until December 31, 1999, $350,000 for the year 2000 and $400,000 for the year 2001.

     Under the terms of the Sinha Agreement, Mr. Sinha is entitled to receive a bonus (the "Bonus") in accordance with the following schedule comparing the Company's performance during each fiscal year that ends within a particular year of employment, to operating targets for each such fiscal year: if the Company's actual pre-tax income in a fiscal year is equal to or greater than 100% of the budgeted pre-tax income for such year, Mr. Sinha shall receive a cash bonus equal to 60% of his base salary. If the actual pre-tax income is less than 100% of the budgeted pre-tax income, but at least 90%, the bonus shall be reduced by 1.2% for each full 1% decrease. If the actual pre-tax income exceeds 100% of the budgeted pre-tax income, Mr. Sinha shall receive an additional cash bonus equal to 1% of his annual base salary, for each full 1% increment by which actual pre-tax income exceeds the budgeted pre-tax income. In accordance with the foregoing, no bonus was paid to Mr. Sinha for the Company's 2001 Fiscal Year.

     If Mr. Sinha's employment is terminated by him for "good reason" (as defined in the Sinha Agreement) or by the Company without cause, Mr. Sinha will receive: (i) salary through the date of termination; (ii) his base salary at the annualized rate on the date his employment ends for a period ending on the later of (x) the Employment Period (as defined in the Sinha Agreement) or (y) twelve months following termination; (iii) any pro-rata bonus earned in the year his employment ends; (iv) the right to exercise any stock options (whether or not then vested) for six months from the date his employment ends; (v) any amounts earned, accrued or owing to Mr. Sinha but not yet paid under the Sinha Agreement; (vi) continued participation in Company benefit plans until the earlier of the end of the Employment Period or the date Mr. Sinha receives equivalent coverage and benefits under the plans of a subsequent employer; and (vii) any other benefits then due or earned under the applicable plans and programs of the Company. If Mr. Sinha's employment ends as a result of death or disability (as defined in the Sinha Agreement) he will receive (i) his base salary through the date of death or disability and any bonus for any fiscal year earned but not yet paid, (ii) any pro-rata bonus earned through the date of death or disability, (iii) in the case of death only, a lump sum payment equal to three months salary, (iv) the right to exercise any stock option (whether or not vested) for a one year period and (v) any amounts earned, accrued or owing to Mr. Sinha under The Sinha Agreement but not yet paid.

     Pursuant to the Sinha Agreement, Mr. Sinha received a grant of non-qualified stock options representing the right to purchase 100,000 shares of the Company's Common Stock pursuant to the Stock Award and Incentive Plan. The Sinha Agreement provides that the stock options shall have an exercise price equal to the fair market value at the date of grant. All stock options outstanding will immediately vest upon a "Change of Control" (as defined in the Sinha Agreement).

     Severance/Retention Plan. The compensation agreements for Messrs. Manzer, Kwiatkowski and Posner require, among other things, severance in accordance with Company policy plus an additional period of salary continuation of up to a maximum of six months following their termination by the Company for reasons other than cause or voluntary resignation.

     Under their agreements, the salary of each of Messrs. Manzer, Kwiatkowski and Posner will be reviewed for annual increases. In addition, the agreements for each provide for a cash bonus based on the same formula as the cash bonus awarded to Mr. Sinha, except that the cash bonus for Mr. Manzer will equal 50% of his base salary and the cash bonus for Messrs. Kwiatkowski and Posner will equal 35% of their base salary. Furthermore, if the Company's actual pre-tax income is less than 100%, but at least 90%, of the budgeted pre-tax income, then Mr. Manzer's cash bonus shall be reduced by 1% and Messrs. Kwiatkowski and Posner's cash bonus will be reduced by 0.7% for each full 1% decrease. If the Company's actual pre-tax income exceeds 100% of the budgeted pre-tax income, then Messrs. Manzer, Kwiatkowski and Posner will receive an additional cash bonus equal to 1% of their respective base salaries, for each full 1% increment by which the Company's actual pre-tax income exceeds the budgeted pre-tax income. Based on the foregoing, no bonuses were paid to Messrs. Manzer, Kwiatkowski and Posner for the Company's 2001 Fiscal Year.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation and Stock Plan Committees during fiscal year 2001 were Mr. Embry, Mr. Empson and Ms. Lynch, none of whom was (i) during the 2001 Fiscal Year, an officer of the Company or any of its subsidiaries, or (ii) formerly an officer of the Company or any of its subsidiaries.

Joint Report of the Compensation and Stock Plan Committees on Executive Compensation

     This report sets forth the compensation policies that guide decisions of the Compensation and Stock Plan Committees with respect to the compensation of the Company's executive officers. This report also reviews the rationale for pay decisions that affected Mr. Setola during the fiscal year, and, in that regard, offers additional insight into the figures that appear in the compensation tables which are an integral part of the overall disclosure of executive compensation. Any consideration of pay-related actions that may become effective in future fiscal years are not reported in this statement.

     Committee Responsibility. The central responsibility of the Compensation Committee is to oversee compensation practices for the Company's executive officers. In this capacity, it reviews salaries, benefits, and other compensation paid to the Company's executive officers and recommends actions to the full Board with respect to these matters. The Stock Plan Committee administers the Company's Stock Award and Incentive Plan and, in this role, is responsible for granting stock options to all of the Company's eligible employees, including its officers.

     Statement of Compensation Policy. In the context of their oversight roles, the Compensation and Stock Plan Committees are dedicated to ensuring that the Company's financial resources are used effectively to support the achievement of its short-term and long-term business objectives. In general, it is the policy of the Company that executive compensation: (a) reflect relevant market standards for individuals with superior capabilities so as to ensure that the Company is effectively positioned to recruit and retain high-performing management talent; (b) be driven substantially by the Company's performance as measured by the achievement of internally generated earnings targets; and (c) correlate with share price appreciation, thereby coordinating the interests of management and shareholders. Percentile objectives are not specified in setting executive compensation.

     The members of the Compensation and Stock Plan Committees believe that the Company's executive compensation program is well structured to achieve its objectives. These objectives are satisfied within the context of an overall executive pay system that is comprised of a market driven base salary, variable incentive compensation and options to purchase the Company's Common Stock.

     Description of Compensation Practices. It is the Company's practice to enter into employment agreements with its executive officers. These agreements specify the various components of compensation, including, among others, base salary and incentive compensation.

     Base Salary. Base salaries for the Company's executive officers are defined in their respective employment agreements, and, in the view of the Compensation Committee, reflect base pay levels that generally are being commanded by high-quality management in the marketplace. The Compensation Committee's normal practice is to review each executive officer's salary at the time of contract renewal, at which point adjustments are recommended to ensure consistency with pay expectations in the apparel industry and to reflect the extent of the executive's contribution to corporate performance over time.

     Incentive Compensation. Incentive compensation payments to executive officers are based on the Company's performance and are intended to motivate the Company's executive officers to maximize their efforts to meet and exceed key earnings goals. The specific terms of each incentive arrangement are individually negotiated, but, in general, executive officers can earn incremental cash compensation based on the extent to which the Company achieves and exceeds annual earnings targets. Ordinarily, executive officers are paid a fixed cash award in years when pre-tax income equals 100% of the annual business plan. Smaller awards are paid when earnings fall below plan levels, and greater payments are made when results exceed plan levels. There is no limit on the overall incentive opportunity; however, in a year in which targeted income falls below 90% of the annual business plan, no incentive compensation payments are made.

     Stock Plans. The Company reinforces the importance of producing attractive returns to shareholders over the long term through the operation of its Stock Award and Incentive Plan to provide recipients with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value reflected in an increase in the price of Company shares. Exercise prices of options are ordinarily equal to 100% of the fair market value of the Company's shares on the date of grant of the option. This ensures that executives will derive benefits while shareholders realize corresponding gains. To encourage a long-term perspective, options are assigned a 10-year term, and most options become exercisable in equal installments on the grant date and the first and second anniversaries of the date of grant. Stock options grants to executive officers typically are considered when employment agreements are initiated or renewed. The Stock Plan Committee has based its decision to grant stock options on (i) competitive factors, (ii) its understanding of current industry compensation practices and (iii) its assessment of individual potential and performance. By granting stock options, the Committee is not only addressing market demands with respect to total compensation opportunities, but is also effectively reinforcing the Company's policy of encouraging executive stock ownership in support of building shareholder value. The Stock Plan Committee made recommendations for option grants of 217,500 shares to management personnel in 2001.

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of such taxable year. The Company's policy is, primarily, to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value. Where it is consistent with this compensation philosophy, the Committees will also attempt to structure compensation programs that are tax-deductible by the Company.

     Compensation of the Chief Executive Officer. Mr. Setola's compensation represents a negotiated rate that reflects market prices for executives of his caliber and experience. Mr. Setola's base salary for fiscal year 2001 was $775,000. Mr. Setola received no fees for his service as Chairman of the Board. In addition to his salary, Mr. Setola received stock options to acquire 37,500 shares of the Company's Common Stock in 2001. The Board deemed such award of options and Mr. Setola's total compensation appropriate in light of Mr. Setola's contributions to the Company. See "Certain Employment Agreements".

     Summary. The Compensation and Stock Plan Committees are responsible for a variety of compensation recommendations and decisions affecting the Company's executive officers. By conducting their decision-making within the context of a highly integrated, multicomponent framework, the Committees ensure that the overall compensation offered to executive officers is consistent with the Company's interest in providing competitive pay opportunities which reflect its pay-for-performance orientation and support its short-term and long-term business mission. The Compensation and Stock Plan Committees will continue to actively monitor the effectiveness of the Company's executive compensation plans and assess the appropriateness of executive pay levels to assure prudent application of the Company's resources.

     Compensation Committee             Stock Plan Committee
     ----------------------             --------------------
   Talton R. Embry, Chairperson     Talton R. Embry, Chairperson
         G. Raymond Empson               G. Raymond Empson
        Rose Peabody Lynch               Rose Peabody Lynch

                                PERFORMANCE GRAPH

     The following graph and table compares the cumulative total shareholder return on Salant Common Stock with the cumulative total shareholder returns of
(i) the S&P 500 Textile-Apparel Manufacturers index and (ii) the Wilshire 5000 index, from December 1996 to December 2001. The return on the indices is calculated assuming the investment of $100 on December 31, 1996 and the reinvestment of dividends.

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                   Dec. '96   Dec. '97   Dec. '98   Dec. '99   Dec. '00   Dec. '01
SALANT               $100     $ 56.00    $  1.50    $  2.94    $  2.67    $  1.92
WILSHIRE 5000         100      131.29     162.05     200.23     178.41     158.85
S&P TEXTILE           100      107.84      93.32      69.65      82.72      93.81

                            Base
                           Period
Company/Index Name         Dec-96       Dec-97        Dec-98        Dec-99        Dec-00        Dec-01
------------------         ------      -------       -------       -------       -------       -------
SALANT ................     $100       $ 56.00       $  1.50       $  2.94       $  2.67       $  1.92
WILSHIRE 5000 .........      100        131.29        162.05        200.23        178.41        158.85
S&P TEXTILE ...........      100        107.84         93.32         69.65         82.72         93.81

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     No transactions have occurred since December 31, 2000 (the first day of Salant's 2001 Fiscal Year) to which Salant was, or is to be, a party and in which directors, executive officers or control persons of Salant, or their associates, had or are to have a direct or indirect material interest.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

     Deloitte & Touche LLP, currently serves as independent auditors for the Company. Deloitte & Touche LLP and its predecessors have served as independent auditors for Salant since 1951. Upon the recommendation of the Audit Committee, the Board appointed Deloitte & Touche LLP to serve as Salant's independent auditors to audit its books and accounts for its 2002, 2003 and 2004 fiscal years which end on December 28, 2002, January 3, 2004 and January 1, 2005, respectively. In the event that the ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Board.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

     Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for the approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Auditors for the 2002, 2003 and 2004 Fiscal Years ending on December 28, 2002, January 3, 2004 and January 1, 2005, respectively.

                   OTHER INFORMATION CONCERNING THE COMPANY'S
                              INDEPENDENT AUDITORS

Principal Accounting Firm Fees

     Aggregate fees billed to the Company for the 2001 Fiscal Year by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") were:

Audit Fees ...........................................................      $  230,640
                                                                            ==========


Financial Information Systems Design and Implementation Fees .........      $       --
                                                                            ==========


Audit Related Fees ...................................................      $  137,223(a)
Other Non-Audit Related Fees .........................................           9,000(b)
                                                                            ----------
  All Other Fees .....................................................      $  146,223
                                                                            ==========

----------
(a) Includes fees for due diligence performed on an acquisition and fees for the audits of the Company's employee benefit plans.

(b) The Audit Committee has considered and concluded that the provision of these services, which are primarily related to a review of the Company's consolidated tax return, are compatible with maintaining the principal accountant's independence.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 2003 must be received by the Assistant Secretary of Salant at its principal offices, prior to 5:00 p.m., New York City time, on January 3, 2003, in order to be considered for inclusion in Salant's 2003 proxy materials. Any such proposal must be in writing and signed by the stockholder.

                                  OTHER MATTERS

     Management knows of no other matters that will be presented at the Annual Meeting. If any other matters arise at the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ended December 29, 2001, including financial statements, is being mailed herewith. If, for any reason you do not receive your copy of the Annual Report, please contact William R. Bennett, Assistant Secretary, Salant Corporation, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

                                        By Order of the Board of Directors,

                                        /s/ William R. Bennett

                                        William R. Bennett
                                        Assistant Secretary

This proxy when properly executed will be voted in the manner described by the executing stockholder. If no direction is made, the proxy will be voted for the proposals set forth herein. Any prior proxy is hereby revoked.

Please mark your votes as indicated in this example |X|

1. Election of Directors.

     FOR the nominees            WITHHOLD
       listed below              AUTHORITY
     (except as marked    to vote for the nominees
     to the contrary)           listed below

            |_|                     |_|

NOMINEES: 01 Rose Peabody Lynch and 02 Michael J. Setola

(INSTRUCTION: To withhold authority to vote for the nominee, print the name in the space provided below.)

--------------------------------------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN
2. Ratification  of the  appointment of Deloitte &
   Touche LLP as the independent auditors of             |_|     |_|       |_|
   Salant Corporation for the 2002, 2003 and 2004 fiscal years.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                               Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Dated:                                     , 2002
                                     -------------------------------------

                               -------------------------------------------------
                                                Signature/Title

                               -------------------------------------------------
                                           Signature If Held Jointly

                                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                                     PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                          ----------------------------
                                Admission Ticket
                          ----------------------------

                                 Annual Meeting

                                       of

                        Salant Corporation Stockholders

                            Wednesday, June 21, 2002
                                   10:00 a.m.
                   Salant Corporation Headquarters, 36th Floor
                           1114 Avenue of the Americas
                            New York, New York 10036

================================================================================

                                     Agenda
                                     ------

    *    Election of 2 Directors
    *    Ratification of appointment of independent auditors
    *    Informal discussion among stockholders and management in attendance

================================================================================

REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SALANT CORPORATION

     The undersigned hereby appoints Awadhesh K. Sinha and William R. Bennett proxies, each with power to act without the other and with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of stock of Salant Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held June 21, 2002, at 10:00 a.m., or any postponement or adjournment thereof.

     The Board of Directors recommends a vote FOR the nominees for Director and FOR the ratification of independent auditors.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\


                               SALANT CORPORATION

                         Annual Meeting of Stockholders

                            June 21, 2002, 10:00 a.m.
                   Salant Corporation Headquarters, 36th Floor
                           1114 Avenue of the Americas
                            New York, New York 10036